SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) April 14, 1999





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The following 1998 Annual Report to Shareholders, dated March 29, 1999, has been mailed by the Registrant to its Shareholders:

[OUTSIDE COVER OF REPORT]

Simtek Corporation
1465 Kelly Johnson Blvd. #301
Colorado Springs, CO 80920

[SIMTEK'S LOGO - GRAPHIC OMITTED]

1998
ANNUAL
REPORT

[END OF OUTSIDE COVER]
--------------------------------------------------------------------------------

To Our Shareholders:

This report covers the year ended December 31, 1998. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation: Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

Simtek's net product sales for 1998 totaled $6,180,550 compared to $6,632,186 for 1997. The decrease in net product sales for the year ended December 31, 1998 was due primarily to the impact that the struggling Far East economy had on product demand along with reduced systems demand and excess manufacturing capacity. During 1998, sales of the Company's 1.2 micron 64 kilobit and 0.8 micron 256 kilobit nvSRAM military products accounted for approximately 39% of the Company's sales, while sales of the commercial 256 kilobit and 64 kilobit nvSRAM product based on 0.8 micron technology accounted for approximately 56%. Sales of the Company's 4 kilobit and 16 kilobit nvSRAM products accounted for the balance of the sales in 1998.

The Company had net income of $162,781 for the year ended December 31, 1998 compared to $788,618 for the year ended December 31, 1997. The Company realized a positive gross margin of $2,702,689 in 1998 compared to $2,955,754 in 1997 for percentages of 44% and 45%, respectively.

Operating expenses were approximately $446,000 greater for the year ended December 31, 1998 than for the year ended December 31, 1997. Of this increase, approximately $201,000 related to research and development, which was due to the costs associated with yield improvement on the Company's 64 kilobit and 256 kilobit 0.8 micron technology built at Chartered Semiconductor Manufacturing plc. of Singapore's wafer fab. The approximate $128,000 increase in sales and marketing was attributed to an increase in advertising, travel, and sales commissions. The approximate $117,000 increase in administration was due primarily to increased payroll and benefit costs and an accrual for an estimated settlement regarding possible patent infringement.

During 1998, the Company qualified its 256 kilobit product for use in the military market and introduced its 1 megabit module. Simtek also began



                                                                  March 29, 1999
development of a Real Time Clock technology that combines its nvSRAM with a miniature capacitor-powered oscillator/counter. This product was announced in early 1999.

In June 1998, the Company closed a $1,500,000 financing transaction to fund production and marketing of its current nvSRAM products and the development of other new products. Details of this transaction can be found in the Company's 1998 10-KSB.

In August 1998, Dr. Richard L. Petritz, founder of the Company and its Chairman of the Board retired. Prior to Dr. Petritz's retirement, Mr. Harold Blomquist, an executive with American Microsystems, was appointed to the Simtek board of directors. Subsequent to Dr. Petritz's retirement, Mr. John Heightley, executive vice president and chief technology officer for United Memories was appointed to the Simtek board of directors. The addition of these two individuals brings the Company many years of invaluable expertise, especially in the areas of sales and marketing and technical semiconductor knowledge.

Even though demand for many semiconductor products was depressed during 1998, Simtek continued to make progress with customers developing new systems using our nonvolatile static RAM's. This, together with ongoing improvements in product costs and internal operations, provides a bright future for Simtek's growth.

The following Statements of Operations compare the year ended December 31, 1998 with year ended December 31, 1997. The Balance Sheet is shown as of December 31, 1998.

We at Simtek appreciate your continued support.

Sincerely,



DOUGLAS MITCHELL
President and CEO

--------------------------------------------------------------------------------------------------
Balance Sheet
--------------------------------------------------------------------------------------------------
                                                                                     DECEMBER 31,
                                                                                        1998
                                ASSETS
                                ------

ASSETS


CURRENT ASSETS:
        Cash and cash equivalents                                                    $ 2,149,820
        Restricted certificate of deposit                                                100,000
        Accounts receivable  -  trade, net of allowance for
           doubtful accounts and return allowances of $42,838                            744,754
        Inventory                                                                        915,905
        Prepaid expenses and other                                                        47,703
                                                                                     ------------
                     Total current assets                                              3,958,182

EQUIPMENT AND FURNITURE, net                                                             221,119

OTHER  ASSESTS                                                                            60,616
                                                                                     ------------

     TOTAL ASSETS                                                                    $ 4,239,917
                                                                                     ============


                      LIABILITIES AND SHAREHOLDER'S EQUITY
                      ------------------------------------


CURRENT LIABILITIES:
        Accounts payable                                                             $   251,015
        Accrued Expenses                                                                 232,837
        Accrued Wages                                                                    222,948
        Accrued Vacation payable                                                          70,743
        Payable to ZMD                                                                   130,153
                                                                                     -----------

                     Total current Liabilities                                           907,696
                                                                                     -----------

CONVERTIBLE DEBENTURES                                                                 1,500,000


COMMITMENTS AND CONTIGENCIES

SHAREHOLDER'S EQUITY:


Preferred stock, $1.00 par value;  2,000,000 shares
        authorized, none issued                                                                -
Common stock, $.01 par value;  80,000,000 shares
        authorized, 28,745,226 shares issued and outstanding                             287,452
Additional paid-in capital                                                            29,760,875
Accumulated deficit                                                                  (28,216,106)
                                                                                     -----------
                     Total shareholder's equity                                        1,832,221
                                                                                     -----------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                           $ 4,239,917
                                                                                     ===========



--------------------------------------------------------------------------------------------------

OTC Electronic Bulletin Board                                Registrar and Transfer Agent
System Symbol:                                               Continental Stock Transfer and Trust
SRAM                                                         2 Broadway
                                                             New York,  NY   10004


---------------------------------------------------------------------------------------------------------
Statement of Operations and Comprehensive Income
---------------------------------------------------------------------------------------------------------
                                                                               FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                                           ----------------------------
                                                                               1998            1997
                                                                           ----------------------------
NET SALES                                                                  $ 6,180,550      $ 6,632,186

        Cost of Sales                                                        3,477,861        3,676,432
                                                                           -----------      -----------

GROSS MARGIN                                                                 2,702,689        2,955,754

OPERATING EXPENSES:
        Research and development costs                                       1,380,649        1,180,100
        Sales and marketing                                                    803,868          675,361
        General and administrative                                             486,718          369,718
                                                                           -----------      -----------

                     Total operating expenses                                2,671,235        2,225,179
                                                                           -----------      -----------

INCOME FROM OPERATIONS:                                                         31,454          730,575
                                                                           -----------      -----------
OTHER INCOME  (EXPENSE)
        Interest income                                                         78,587           55,610
        Other income                                                           128,906            5,668
        Interest expense                                                       (76,166)          (3,235)
                                                                           -----------      -----------

                          Total other income                                   131,327           58,043
                                                                           -----------      -----------

NET INCOME AND COMPREHENSIVE INCOME                                        $   162,781      $   788,618
                                                                           ===========      ===========
NET INCOME PER COMMON SHARE:
        Basic                                                              $      0.01      $      0.03
                                                                           ===========      ===========
        Diluted                                                            $      0.01      $      0.03
                                                                           ===========      ===========
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
        Basic                                                               28,727,276       28,598,514
                                                                           ===========      ===========
        Diluted                                                             30,250,334       30,854,897
                                                                           ===========      ===========


---------------------------------------------------------------------------------------------------------
Directors and Officers
---------------------------------------------------------------------------------------------------------

Mr. Douglas Mitchell                                     Mr. Harold Blomquist,  Director
CEO, Director

Dr. Klaus Wiemer, Director                               Mr. Robert Keeley,  Director

Mr. John Heightley, Director

---------------------------------------------------------------------------------------------------------

Home Page:                                               E-Mail
http://www.simtek.com                                    info@simtek.com


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


April 14, 1999                                   By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer